Exhibit 99.1

HIVE's BUZZ Starts Building A Digital Superhighway for Eastern Canada's First Sovereign AI Factory

Private high-capacity wavelength services to Grand Falls - the connectivity moat that separates a powered campus from a sovereign AI factory

Vancouver, British Columbia--(Newsfile Corp. - May 8, 2026) - HIVE Digital Technologies Ltd. (TSXV: HIVE) (NASDAQ: HIVE) (FSE: YO0) (BVC: HIVECO) ("HIVE"), through its wholly owned subsidiary BUZZ High Performance Computing ("BUZZ"), today announced it has contracted a new fibre optic network overbuild and upgrade of the carrier transport network at its Grand Falls Data Centre in New Brunswick. This is a critical infrastructure step to advance the HIVE New Brunswick campus to a Tier III HPC enabled data center. The estimated capital commitment from HIVE will be approximately $3.1 million over 5 years (all amounts in US dollars, unless otherwise indicated).

Proceeds from HIVE's recent $115 million 0% exchangeable note issuance are being deployed towards reaching the Company's growth targets in GPU AI and Tier III HPC data center growth. The conversion of the New Brunswick is amongst the Company's targets this year, and this new fiber optic network marks an advancement in this goal.

Grand Falls is already energized at 70 MW gross load, with buildings and core electrical infrastructure in place. BUZZ is converting the site into a 50 MW Tier III+ AI factory designed for enterprise, government, and sovereign AI workloads.

To move intelligence at scale, Canada needs specialized optical fibre, and HIVE's BUZZ is partnered with Canada's largest carrier1 to build this in New Brunswick.

In partnership with a Canadian carrier, BUZZ is upgrading Grand Falls with dedicated high-capacity optical wavelength services, including multiple 100 Gbps and 400 Gbps connections. Delivery is expected to begin in Q3 2026. The Canadian carrier will have substantial capital expenditures beyond HIVE's capital commitment, to complete the installation of these high-speed fiber connections.

"AI is the new industrial race," said Frank Holmes, Executive Chairman of HIVE and BUZZ. "Countries that build sovereign AI factories will raise their productivity and security through data sovereignty, ensuring data doesn't leave the countries borders, providing those nations greater data IQ. Countries that do not have their own sovereign AI infrastructure will depend on foreign infrastructure and thus rent intelligence from others."

Mr. Holmes added: "The fibre overbuild is the superhighway that moves that intelligence to customers. Power plus fibre plus GPUs equals an AI factory. New Brunswick has the chance to become one of Canada's most important AI infrastructure hubs. We are flourishing in the AI token economy, and our vision is to consume electrons and export tokens. The vision is to turn Canadian power into Canadian AI tokens of intelligence."

Aydin Kilic, President and CEO of HIVE, said: "Connectivity is a prerequisite of AI factory development. Power alone does not make a sovereign AI facility; the network that carries compute to customers is equally critical. By securing exclusive dedicated network capacity at Grand Falls, we are creating the infrastructure to service enterprise and sovereign AI customers with the redundancy and throughput the AI market demands. As our GPU AI cloud offering doubles in size this year from 5,500 GPUs to 11,000 GPUs, we are excited to expand our HPC colocation business as well by bringing 50 MW of Tier III HPC data center capacity online, to accelerate the growth of BUZZ."2

Craig Tavares, President and COO of BUZZ, said: "Grand Falls is being built for the sovereign AI strategy that Canada needs: Canadian-owned, Canadian-operated, secure, scalable, and designed for sensitive workloads on Canadian soil. With 70 MW of powered infrastructure, a 32-acre expansion path, Tier III design underway, and dedicated optical fibre capacity, BUZZ is preparing to bring one of Canada's largest sovereign AI campuses to market."

About HIVE Digital Technologies Ltd.

Founded in 2017, HIVE Digital Technologies Ltd. is the first publicly listed company to mine digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier I and Tier III data centres across Canada, Sweden, and Paraguay, serving both Bitcoin and high-performance computing clients. HIVE's twin-turbo engine - infrastructure driven by hashrate services and GPU- accelerated AI computing - delivers scalable, environmentally responsible solutions for the digital economy.

For more information, visit hivedigitaltech.com, or connect with us on:

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LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

About BUZZ

BUZZ High Performance Computing ("BUZZ"), a wholly owned subsidiary of HIVE Digital Technologies Ltd. (TSXV: HIVE) and an NVIDIA Cloud Partner, delivers enterprise-grade cloud services and large- scale GPU clusters in vertically integrated data centres. Proudly Canadian, BUZZ is building sovereign AI factories while operating across 9 time zones and 3 continents. The platform supports a suite of managed services, including Kubernetes, Slurm, virtual machines, and bare-metal deployments optimized for AI, machine learning, and scientific workloads.

Headquartered in Canada with a global reach, BUZZ is one of the first and few Canadian sovereign AI platforms operating at scale. Since 2017, it has deployed supercomputing environments across Canada and the Nordics. Its AI Factories are powered entirely by renewable energy and engineered with ultra-low Power Usage Effectiveness (PUE) below 1.3, hosting thousands of industrial-grade GPUs across North America, South America, and Europe used for AI model training, fine-tuning, and inference.

Through its Green GPU initiative, BUZZ combines AI innovation with sustainability, offering localized expertise and global infrastructure.

Learn more at buzzhpc.ai

For further information, please contact:

Craig Tavares, BUZZ President and COO

Tel: (604) 664-1078

Forward-Looking Information

Except for statements of historical fact, this news release contains "forward-looking information" within the meaning of applicable Canadian securities laws, including statements regarding: the development of the Grand Falls Data Centre as a sovereign AI facility; the fibre optic network overbuild and carrier transport network upgrade; anticipated delivery of multiple 100 Gbps and 400 Gbps wavelength services starting Q3 2026; the exclusive dedicated wavelength capacity arrangement with Bell Canada; air- gapped deployment capability; the potential to attract federal, sovereign, and allied government customers; anticipated demand in connection with Canada's northern defence and NORAD modernization commitments; the modular and sequenced buildout approach; revenue growth targets; and related future-oriented statements.

Forward-looking information is based on current management expectations, estimates, and assumptions, including that infrastructure will be deployed on expected timelines and within budget, that demand for AI computing will continue to grow, and that the Company will be able to execute on its Canadian AI infrastructure growth strategy. Known and unknown risks - including changes to deployment timelines, cost overruns, lower-than-anticipated demand, GPU procurement or network buildout delays, and the risk factors described in the Company's continuous disclosure documents available on SEDAR+ and EDGAR - may cause actual results to differ materially. Readers are cautioned not to place undue reliance on forward-looking information. The Company disclaims any obligation to update or revise such information except as required by law.

Supplemental Materials and Upcoming Communications

For important news and information, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company's website, https://www.hivedigitaltechnologies.com/investors/, and its social media accounts. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, and as a means of disclosing material non-public information for complying with disclosure obligations under Regulation FD

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

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1 https://www.hivedigitaltechnologies.com/news/buzz-high-performance-computing-partners-with-bell-canada-to-deliver-advanced-sovereign- nvidia-ai-infrastructure-for-canada/

2 https://www.hivedigitaltechnologies.com/news/hives-buzz-hpc-expands-data-center-footprint-into-british-columbia-with-4-times-growth-in-liquid- cooled-ai-data-center-capacity/

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